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                                                           Exh 5.1

                              [LETTERHEAD]



                             ______________

                             March 21, 1997







Scoop, Inc.
2540 Red Hill Avenue
Suite 100
Santa Ana, California 92705

          Re:  Registration Statement No. 333-15129
               2,885,152 Shares of Common Stock, par value $.001 per share
               ____________________________________________________________

Ladies and Gentlemen:

          In connection with the registration of (i) 1,300,000 shares of common stock of Scoop, Inc., a Delaware corporation (the "Company"), par value $.001 per share, to be offered for sale by the Company (the "New Shares"), (ii) 1,255,152 shares of common stock of the Company, par value $.001 per share, held by certain stockholders of the Company (the "Selling Stockholders' Shares"),
(iii) 200,000 shares of common stock of the Company, par value $.001 per share, to be issued upon exercise of warrants held by certain consultants of the Company (the "Consultants' Shares"), and (iv) 130,000 shares of common stock of the Company, par value $.001 per share, to be issued upon exercise of warrants to be granted to the Shamus Group, Inc. (the "Representative's Shares"), under the Securities Act of 1933, as amended (the "Act"), on Form SB-2 filed with the Securities and Exchange Commission (the "Commission") on October 30, 1996 (File No. 333-15129) (the "Registration Statement") as amended by Amendment No. 1 filed with the Commission on February 27, 1997, and Amendment No. 2 to be filed with the Commission prior to being declared effective under the Act, you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the New Shares, the Selling Stockholders' Shares, the Consultants' Shares, and the Representative's Shares, including but not limited to



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Scoop, Inc.
March 21, 1997
Page 2


the reincorporation of the Company in Delaware, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the internal laws of the State of California and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state or, in the case of Delaware, any other laws.

          Subject to the foregoing, it is our opinion that: (i) the New Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable; (ii) the Selling Stockholders' Shares are duly authorized, validly issued, fully paid and nonassessable; (iii) the Consultants' Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the warrant agreements between the Company and each of the consultants; and (iv) the Representative's Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the warrant agreement between the Company and Shamus Group, Inc., will be validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                   Very truly yours,

                                   /s/ LATHAM & WATKINS